EXHIBIT 23.2
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of NetSpeak Corporation and subsidiary
Boca Raton, Florida

We consent to the incorporation by reference in this Registration Statement of NetSpeak Corporation (the "Company") on Form S-8 of our reports dated February 1, 2000 (February 17, 2000 as to the employment agreements in Note 6) on the consolidated financial statements and related financial statement schedules, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
September 27, 2000